SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: September 30, 2008

(Date of earliest event reported)

MEDICAL ACTION INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	0-13251	11-2421849
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

800 Prime Place, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code (631) 231-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Filing Sections

Document	1

Base	1

Cover Page	1

Table of Contents	2

Financial Statements and Exhibits	4

Signatures	5

Exhibits

Exhibits	1

Additional Exhibit 10.1	1

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Agreements Governing Principal Credit Facilities

On September 30, 2008, Medical Action Industries Inc., a Delaware Corporation (the “Company”), entered into Amendment No. 2 and Waiver to Credit Agreement (the “Amendment”) to its Credit Agreement, dated October 17, 2006, with various lenders and JPMorgan Chase Bank, N. A. as Administrative Agent (“Credit Agreement”) as amended on June 25, 2007.

The Amendment, which is effective September 30, 2008, is being furnished as an exhibit to this Form 8-K and is incorporated by reference into this Item 1.01. Amongst other matters which are fully described in the exhibit, including amendments to the definition of certain terms included in the measurement of the Fixed Charge Coverage Ratio, Excess Cash Flows and the prepayment of principal balances of any Loan, the Credit Agreement has been amended to effect changes to (i) the amortization of the Term Loans, (ii) the definition of the term “Applicable Margin” and (iii) establish Minimum EBITDA requirements.

Term Loan - Under the Credit Agreement, the total of each Term Note will be payable on the last day of each calendar quarter (“Installment Date”) in an amount equal to $3,250,000 with a final payment of any outstanding principal amount due on the Term Loan Maturity Date. As a result of the Amendment, the Company will make payments for each Installment Date from September 30, 2008 through March 31, 2009 in the amount of $250,000, for each Installment Date from June 30, 2009 through March 31, 2010 in the amount of $1,625,000, for each Installment Date from June 30, 2010 through March 31, 2011 in the amount of $3,250,000, for each Installment Date from June 30, 2011 through September 30, 2011 in the amount of $5,325,000 and a final payment due on the Term Loan Maturity Date in the amount of $10,600,000.

Applicable Margin - Under the Credit Agreement, the Company pays interest on loans there under at a rate equal to an applicable margin over a base rate that depends on whether the applicable loan bears interest at a non-Eurodollar rate (i.e. the greater of the prime rate, a Base CD Rate, as defined, plus one percent or one-half of one percent over the Federal Funds Effective Rate, as defined) or at a Eurodollar rate (i.e., a rate determined by reference to rates available in the London interbank market for deposits of similar amounts). The amount of the applicable margin depends on the Company’s Leverage Ratio (as defined) in effect from time to time. Prior to the Amendment, the applicable margin ranged from 0% to .50% for non-Eurodollar loans and .75% to 1.50% for Eurodollar loans. As a result of the Amendment, the applicable margin now ranges from .25% to 1.25% for non-Eurodollar loans to 2.00% to 3.00% for Eurodollar loans.

Minimum EBITDA - As a result of the Amendment, EBITDA, as defined, is not permitted to be less than; $7,500,000 for the two fiscal quarters ended September 30, 2008, $10,000,000 for the three fiscal quarters ended December 31, 2008, $12,500,000 for the four fiscal quarters ended March 31, 2009 and June 30, 2009, and $15,000,000 for the four fiscal quarters ending on September 30, 2009 through March 31, 2010.

In addition, the Amendment waives the requirement of Section 3.03(b) of the Credit Agreement which pertains to required prepayments of outstanding loans in the amount of 50% of Excess Cash Flow, as defined and calculated at the end of each fiscal year, with respect to the payment that would otherwise be payable for the fiscal year ended March 31, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 2 and Waiver to Credit Agreement dated September 30, 2008 between the Registrant and JPMorgan Chase Bank, as Administrative Agent.

10.2 Credit Agreement dated as of October 17, 2006 between the Registrant and JPMorgan Chase Bank, as Administrative Agent (Exhibit 10 to the Company’s current report on Form 8-K dated October 18, 2006), incorporated by reference.

The information in this Form 8-K is being furnished under Item 12 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ Richard G. Satin
Richard G. Satin,
Vice President - General Counsel

Dated: September 30, 2008

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